Significant Milestones Achieved in 2016

ENHANZE Platform

- ✓ Royalties grew 65% versus 2015
- ✓ Rituximab SC BLA filed in the U.S.
- ✓ Darzalex SC progressing toward Phase 3 study
- ✓ Roche initiates study with Perjeta

Oncology Pipeline

- ✓ Dosed first patient, initiated ~85% of sites in HALO-301 Study
- ✓ Initiated dose expansion in Keytruda trial
- ✓ Initiated HALO-Eisai Study in Breast Cancer Patients
- ✓ Signed Roche I-O/PEGPH20 clinical collaboration
- ✓ Expanded pipeline with novel preclinical assets

2017 Financial Guidance

	2016	2017	Notes
Net Revenue	$145M to $150M	$115M to $130M	• 2017 guidance excludes new ENHANZE partnerships • Robust royalty growth projected to continue in 2017 • 2016 included ~$20M of one-time reimbursed R&D expenses
Operating Expenses	$240M to $245M	$240M to $250M	• Continued investment in Phase 3 pancreas and pan-tumor studies
Year-end Cash	$180M to $190M	$100M to $110M	• Royalty-backed loan repayment starts 2017